CSGI SETTLEMENT TERM SHEET

     This Term Sheet is entered into by and between ConSyGen, Inc. ("CSGI") on behalf of itself and its officers, directors, employees, attorneys and agents, and Sovereign Partners Limited Partnership ("Sovereign"), Dominion Capital Fund Limited ("Dominion"), Canadian Advantage Limited Partnership ("Canadian Advantage"; collectively with Sovereign and Dominion, the "Debenture Holders"), Stephen M. Hicks, Thomson Kernaghan & Co. and Mark Valentine (collectively the "Debenture Parties") on behalf of themselves and their officers, directors, employees, attorneys, heirs, executors and agents, in consideration for the mutual promises and covenants contained herein, to avoid further risks and uncertainty of litigation, and for other good and sufficient consideration, the adequacy of which is hereby acknowledged. This Term Sheet is intended to provide a framework for a complete and binding settlement of certain disputes and litigation among the parties and is meant to be legally enforceable according to its terms.

CSGI'S DUE DILIGENCE

1. Based upon CSGI's due diligence and the discovery that has been conducted, CSGI has now determined that there was, and is, no basis in fact for the statements made by CSGI, through its former management and other representatives, alleging wrongdoing by the Debenture Parties. Therefore, CSGI has concluded that there was no actionable conduct by any of the Debenture Parties with respect to CSGI or its shareholders.

                                      TERMS

THE DEBENTURE LITIGATION [No. 98 Civ. 8457 (RLC) (S.D.N.Y.)]

2. Subject to the consent of the Court, which all parties to this Term Sheet will cooperate to obtain, the Debenture Litigation shall be stayed pending CSGI's compliance with its obligations under this Term Sheet, at which point the Debenture Litigation shall be dismissed, with prejudice, and the parties to this Term Sheet shall exchange releases with respect to all claims that were or could have been asserted in the Debenture Litigation. Upon the execution of a final, detailed Settlement Agreement as provided in paragraph 12 below, CSGI shall deliver to the Debenture Parties a stipulated judgment, in favor of the Debenture Parties, in the amount of $2,700,000, plus interest and penalties as set forth in paragraph 3 below, plus $200,000 towards the Debenture Parties' attorneys' fees and costs, which judgment shall be filed with the court upon a breach by CSGI of the Settlement Agreement. As CSGI honors future conversion notices by the Debenture Holders, the amount of the stipulated judgment shall be reduced by the principal amount converted, together with the interest and penalties applicable to that principal amount.

CSGI Will Honor The Debentures

3. CSGI acknowledges its obligations to honor the Debentures and the Debenture Documents in the amount of $250,000 for Canadian Advantage, $1,450,000 for Dominion Capital and $1,000,000 for Sovereign, plus accrued interest as per the Debenture Documents and an additional 10% of the original principal amount of $3,500,000, payable in CSGI stock, to cover a portion of the liquidated damages relating to the lapse of the registration statement and non-delivery of shares. CSGI also acknowledges its obligations, as stated in the Debenture Documents, with respect to the Warrants associated with the Debentures.

4. CSGI shall cooperate with the Debenture Holders so that they can sell the maximum shares of CSGI stock allowed under this Term Sheet and Rule 144.

LIMITATIONS ON DEBENTURE HOLDERS

5. On the condition that CSGI is not in default of the Term Sheet or the final Settlement Agreement, the Debenture Holders will limit their aggregate daily sales of CSGI shares to the greater of (i) 25% of the higher of the previous days trading volume or the current days trading volume, (ii) an amount worth $20,000, or (iii) 20,000 shares.

6. The Debenture Holders agree not to engage in short sales of CSGI's stock, as that term is defined in the Federal securities laws and SEC regulations.

7.   [INTENTIONALLY LEFT BLANK].

THE  DEFAMATION   LITIGATION  [No.  99  Civ.  0564  (RJW)   (S.D.N.Y.)  and  No.
99-CV-162139 (Ontario Court General Division)]

8. Subject to the consent of the Court, which all parties to this Term Sheet will endeavor to obtain, the Defamation Litigation also shall be stayed pending CSGI's compliance with its obligations under this Term Sheet, at which point the Defamation Litigation will be dismissed, with prejudice, and the parties to this Term Sheet will exchange releases with respect to all claims that were or could have been asserted in the Defamation Litigation.

9. The Defamation Litigation shall only be stayed and dismissed as against CSGI, its officers, directors (including Jeffrey Weiss but only to the extent claims against him arise out of his conduct during his tenure, in his capacity, and within the scope of his duties as a CSGI director), employees and agents. Neither the Defamation Litigation nor any other litigation shall be stayed or dismissed as against any member of the Weiss family (except Jeffrey Weiss to the extent described above), Harry M. Weiss & Associates. P.C., any person acting in concert with the Weiss family who was not an officer or director of CSGI, any Internet posters (unless specifically identified by CSGI in Exhibit A hereto), or any other person. The Debenture Parties shall remain free to pursue all available legal remedies, in any available forum, against any member of the Weiss family (except Jeffrey Weiss to the extent described above), Harry M. Weiss & Associates. P.C., any person acting in concert with the Weiss family who was not an officer or director of CSGI, any Internet posters (unless specifically identified by CSGI in Exhibit A hereto), or any other person not the beneficiary of the stay and release contemplated by this paragraph. CSGI and its officers, directors, employees and agents agree to provide the Debenture Parties with all information they have received from the Weiss family and/or other third parties regarding the allegations made by CSGI or others against the Debenture Parties. For example, CSGI will provide the Debenture Parties with all documents and information CSGI or its attorneys received from Mark Krum and other attorneys (except for C. Steven Rorke, Donald R. Day, Cummings, McClorey, Davis, Acho & Day and Camhy, Karlinsky & Stein) and all information it has regarding the identity of "Tech." In addition, CSGI will:

     (a) Direct the law firm of Ross, Dixon & Bell ("RDB") to comply with the subpoena served upon it in the Debenture Litigation and to withdraw its claims of attorney-client privilege and work product immunity asserted in response to the subpoena;

     (b) Direct the firms of RDB and Speno & Cohen, and any other lawyers or firms it may have retained in connection with the litigations (except for C. Steven Rorke, Donald R. Day, Cummings, McClorey, Davis, Acho & Day and Camhy, Karlinsky & Stein) to turn over to CSGI all information and documents contained in their respective files concerning the allegations made against the Debenture Parties;

     (c) Upon the execution of the final, detailed Settlement Agreement, make all such information and documents available to the Debenture Parties, except to the extent that such materials are (i) privileged and (ii) likely to prejudice the interests of CSGI and/or the Debenture Parties, in which case CSGI and the Debenture Parties will consult in good faith and make a joint determination as to whether such materials should be turned over to the Debenture Parties.

     The stay of the Defamation Litigation against Thomas S. Dreaper and other former officers of CSGI shall only remain in effect to the extent that they similarly cooperate with the Debenture Parties.

RETRACTION

10. CSGI shall immediately issue a retraction of its public accusations of wrongdoing against the Debenture Parties. Such retraction shall be issued as a press release by CSGI (on the news wires of Reuters, Bloomberg and the Dow Jones News Service and on Internet business wires of Yahoo and Silicon Investors) and shall provide as follows:

     "Based upon CSGI's due diligence and the discovery that has been conducted, CSGI has now determined that there was, and is, no basis in fact for the statements made by CSGI, through its former management and other representatives, alleging wrongdoing by Thomson Kernaghan & Co. Ltd., Canadian Advantage Limited Partnership, Sovereign Partners Limited Partnership, Dominion Capital Fund Limited, Stephen Hicks and Mark Valentine (the "Debenture Parties"). Therefore, CSGI has concluded that there was no actionable conduct by the Debenture Parties with respect to CSGI or its shareholders. In recognition and acknowledgement of this fact and CSGI's undisputed financial obligations to Sovereign Partners, Dominion Capital and Canadian Advantage (the holders of CSGI debentures), CSGI has reached a settlement in principle with the Debenture Parties. If CSGI honors its obligations under the settlement and the debentures, the settlement will fully and finally resolve the debenture holders' claims asserting that CSGI defaulted on its obligations arising from CSGI debentures held by them, and CSGI's claims of wrongdoing against the Debenture Parties. The settlement also stays other litigation filed against CSGI, including defamation actions, pending the repayment of all principal and interest due under the debentures and other sums due under the terms of the debentures. CSGI's board of directors has determined that the settlement is beneficial to CSGI and its shareholders. Lewis Burridge, ConSyGen's current Chief Executive Officer, commented that `ConSyGen regrets any harm caused to the Debenture Parties as a result of our allegations of wrongdoing.' Mr. Burridge added that `we are all relieved to put this matter behind us so that we can move forward and implement our business plan.'"

     CSGI acknowledges that the intention of the retraction is to undo whatever negative appearance, impression or harm that has been caused to the Debenture Parties by the allegations made as to them by CSGI. Such retraction/statement shall also be made in a CSGI 8K report to be filed with Securities and Exchange Commission no later than one week after the execution of this Term Sheet, and in a sworn statement to be signed, under penalty of perjury, upon information and belief, by Lewis Burridge. The Debenture Parties agree that CSGI may, at its option, include the following statement in the press release: "A spokesman for the Debenture Parties stated, `we are pleased to put this matter behind us and look forward to working with CSGI in the future so that they can effectively move forward with their business plans.'"

TERMINATION AND FINALIZATION OF SETTLEMENT

11. This Term Sheet shall be terminated, and the Debenture Holders may proceed with the Debenture Litigation, the Defamation Litigation, and any other claims they may have against CSGI, its officers, directors, employees, attorneys and agents, upon the occurrence of any of the following events of default by CSGI:

     (a)  Failure to comply with the obligations set forth in this Term Sheet;

     (b)  Delisting of CSGI's stock by the OTC Bulletin Board;

     (c) Failure by CSGI to comply with its reporting requirements under the Federal securities laws and SEC regulations;

     (d) Any statement by or on behalf of CSGI, its directors, officers, employees, attorneys or agents that contradicts the text of the retraction and press release set forth in paragraph 10, that repudiates this Term Sheet, or that accuses the Debenture Parties of wrongdoing in connection with the Debentures and/or CSGI.

12. Assuming no event of default, the parties will work in good faith towards preparing and executing a final, detailed Settlement Agreement to embody the terms of this Term Sheet and any other usual, customary or desirable provisions not inconsistent with this Term Sheet.

MISCELLANEOUS

13. If this Term Sheet is terminated prior to the execution of the final, detailed Settlement Agreement, its terms shall not be admissible for any purpose whatsoever in any litigation now pending or brought by the Debenture Holders, CSGI or any affiliates of CSGI, except a proceeding for the enforcement, interpretation or breach of the Term Sheet.

14. The parties have entered into this Term Sheet of their own free will, after due consideration and an opportunity to consult with their respective legal counsel, based solely upon the promises and representations made herein and not upon any promises or representations not made herein.

CONSYGEN, INC.

By: /s/ A. Lewis Burridge            Dated: 8 March, 2000
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Its President - CEO
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SOVEREIGN PARTNERS LIMITED PARTNERSHIP

By: /s/ Stephen M. Hicks             Dated: 8 March 2000
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Its
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DOMINION CAPITAL FUND LIMITED

By: /s/ David K. Sims                Dated: March 8, 2000
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Its  Director
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CANADIAN ADVANTAGE LIMITED PARTNERSHIP

By: /s/ Mark Valentine               Dated: 8 March 2000
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Its  General Partner
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STEPHEN M. HICKS

/s/ Stephen M. Hicks                 Dated: 8 March 2000
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THOMSON KERNAGHAN & CO.

By: /s/ Mark Valentine               Dated: 8 March 2000
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Its  Chairman
   -------------------------------

MARK VALENTINE

/s/ Mark Valentine                   Dated: 8 March 2000
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